Exhibit 1.1

EXECUTION VERSION

Centene Corporation

24,185,000 Shares

Common Stock

($0.001 par value)

Underwriting Agreement

May 1, 2018

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

WELLS FARGO SECURITIES, LLC

375 PARK AVENUE

4TH FLOOR

NEW YORK, NEW YORK 10152

EVERCORE GROUP L.L.C.

55 EAST 52ND STREET

NEW YORK, NEW YORK 10055

As Representatives of the several Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

Centene Corporation, a Delaware corporation (the “Company”), proposes to issue and sell the number of shares of common stock, $0.001 par value (“Common Stock”) of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”) to the several underwriters named on Schedule II hereto (the “Underwriters”), for which Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C. are acting as representatives (the “Representatives”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Securities (File No. 333-217636) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission other than the Preliminary Prospectus. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 5:30 p.m. (New York City time) on the date of this Agreement.

“Asset Purchase Agreement” means that certain asset purchase agreement, dated September 12, 2017, including all schedules and exhibits thereto, by and between New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York, a New York not-for-profit corporation (“Seller”), and the Company, pursuant to which Seller will sell to the Company, and the Company will purchase from Seller, substantially all of the assets owned by Seller. Such transaction is referred to herein as the “Acquisition.”

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities.

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule III hereto, other than a road show that is an Issuer Free Writing Prospectus that is not required to be filed under Rule 433 of the Rules and Regulations.

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities.

“Preliminary Prospectus” means any preliminary prospectus relating to the Securities, including the Base Prospectus and any Preliminary Prospectus Supplement.

“Preliminary Prospectus Supplement” means any preliminary prospectus supplement included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters.

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters.

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the

Securities Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus, or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c) The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities, including not being an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (in each case, a “settlement date”), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus and any amendment or supplement thereto will conform when filed and on the Closing Date and any settlement date, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e) The Registration Statement did not, and will not, as of any Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f) The Disclosure Package and the price to the public, the number of the Underwritten Securities and the number of the Option Securities to be included on the cover page of the Prospectus did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date or on the Closing Date or any settlement date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(a) or 5(a) hereof, as applicable.

(i) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each of the Company and its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) all of which are identified on Exhibit A hereto (the “Significant Subsidiaries”), has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and each of the Company and its Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(k) The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company, including the Securities to be sold by the Company to the Underwriters hereunder, have been duly authorized and validly issued, are fully paid and nonassessable, conform, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The Securities are duly listed, and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance. The certificates for the Securities are in valid and sufficient form. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform, in all material respects, to the description thereof contained in the Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws.

(l) All of the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy.

(n) The execution and delivery of this Agreement by the Company, the issuance and sale of the Securities by the Company and the Company’s compliance with all of the provisions of this Agreement and the application of the proceeds of the offering contemplated hereby, as described by the most recent Preliminary Prospectus under the caption “Use of Proceeds” do not and will not result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its subsidiaries under, (i) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or any of its subsidiaries, (ii) any loan agreement, indenture, mortgage, lease, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any statute, law or any rule, regulation, order, judgment or decree of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (ii) and (iii) as would not individually or in the aggregate, have a Company Material Adverse Effect or a Seller Material Adverse Effect.

(o) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(p) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(q) Neither the Company nor any of its subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of the Company’s subsidiaries or any of their respective properties or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Company Material Adverse Effect.

(r) No consent, filing with, license, registration, qualification, approval, order or authorization of any governmental agency or body or court is necessary or required in connection with the issuance and sale of the Securities by the Company, except for consents, approvals, orders and authorizations required under the securities or state securities or “Blue Sky” laws or foreign laws or statutes, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

(s) Since the respective dates as of which information is given in the most recent Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus, except as otherwise stated therein, (A) no material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Company to perform its obligations under this Agreement and the Asset Purchase Agreement, as applicable (a “Company Material Adverse Effect”) has occurred, (B) to the Company’s knowledge, no material adverse effect on (i) the condition (financial or otherwise), earnings, business affairs or business prospects of the Seller and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) the ability of the Seller to perform its obligations under the Asset Purchase Agreement (a “Seller Material Adverse Effect”) has occurred, (C) there have been no transactions entered into or any liability or obligation, direct or contingent, incurred by the Company or its subsidiaries, or, to the knowledge of the Company, the Seller or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, its subsidiaries and the Purchased Assets (as defined in the Asset Purchase Agreement) considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of their respective capital stock.

(t) The Company has the capitalization described under “Capitalization” in the most recent Preliminary Prospectus and the Prospectus.

(u) The financial statements of the Company and its subsidiaries, Health Net, Inc., a Delaware corporation (“Health Net”) and the Seller and its subsidiaries, and the respective notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position of the Company, Health Net and the Seller, respectively, and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows (or such equivalents) of the Company, Health Net and the Seller, respectively, and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the Rules and Regulations, except in each case as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements or pro forma financial statements, as applicable, included in the Registration Statement. The pro forma financial statements and the notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package, the Preliminary Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the information shown therein, have been prepared in accordance with the Rules and Regulations with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) KPMG LLP, who have certified certain consolidated financial statements of the Company and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(w) Deloitte & Touche, LLP, who have certified certain consolidated financial statements of Health Net and have audited Health Net’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(x) To the Company’s knowledge, Deloitte & Touche, LLP, who have certified certain consolidated financial statements of the Seller, are an independent registered public accounting firm as required by the rules and regulations of the American Institute of Certified Public Accountants.

(y) Neither the Company, nor any of its subsidiaries is, and on the Closing Date and any settlement date, after giving effect to the offering of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) There is no litigation or legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which (i) if adversely determined, would, individually or in the aggregate, result in a Company Material Adverse Effect, except as disclosed in the most recent Preliminary Prospectus and the Prospectus or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(aa) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

(bb) There is, and has been, no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and that provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the principal executive officer and principal financial officer of the Company by others within those entities; and such disclosure controls and procedures are effective.

(ee) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Company Material Adverse Effect.

(ff) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by or on behalf of them under applicable law, which returns are complete and correct in all material respects. Neither the Company nor any of its subsidiaries is in default in the payment of any taxes (including any interest, assessment, fine or penalty imposed with respect thereto), except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(gg) No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has notified the Company in writing that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or has notified the Company in writing that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company (other than, in the cases of both (a) and (b), as has been publicly announced prior to the date of this Agreement).

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Seller or any of its subsidiaries, nor any of its or their respective directors, officers, agents, employees or affiliates (or, in the case of the Seller, its controlled affiliates) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and its and their respective affiliates, and, to the knowledge of the Company, the Seller, its subsidiaries and its and their respective controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The operations of the Company and its subsidiaries and, to the knowledge of the Company, of the Seller and its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Seller or any of its subsidiaries, or any director, officer, agent, employee or affiliate of the Company or the Seller or any of their respective subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not, and will cause its subsidiaries not to, directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(kk) The Company and its subsidiaries own, possess, license or have other rights to or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

(ll) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Company Material Adverse Effect.

(mm) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(nn) Except as described in the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all material respects and (C) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(oo) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same or similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Company Material Adverse Effect.

(pp) Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(qq) Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(rr) Except as described in the Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) no stock options have been granted with an exercise price known at the time to be less than the fair market value of the shares of the common stock of the Company on the business day immediately preceding the date of such grant and (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and each such grant has been properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required to be disclosed.

(ss) Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) except for such plans that do not result in material liabilities to the Company and its subsidiaries taken as a whole. Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Company Material Adverse Effect.

(tt) Other than this Agreement and as set forth in the most recent Preliminary Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against either the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(uu) (A) To the extent required in connection with their respective businesses, each of the Company and its subsidiaries has the requisite provider number or other authorization to bill the Medicare and Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not, individually or in the aggregate, result in a Company Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending, or, to the Company’s knowledge, threatened or contemplated action which would reasonably be expected to result either in revocation of any provider number or authorization or in the Company’s or any subsidiary’s exclusion from any state Medicaid programs; the Company’s and each subsidiary’s business practices have been structured in a manner reasonably designed to comply in all material respects with the federal or state laws governing Medicaid programs, and the Company reasonably believes that it is in compliance with such laws in all material respects, except as set forth in or contemplated in the Disclosure Package and the Prospectus; the Company and each subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. Sections 3729-3733, (ii) violate 42 U.S.C. Section 1395nn (the “Stark” law, prohibiting self-referrals), (iii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. Section 1320a-3(a)(3)) in the Company or any subsidiary or any officer, director or managing employee (as defined in 42 U.S.C. Section 1320a-5(b)) of the Company or any subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. Section 1320a-7b(f)) as described in 42 U.S.C. Section 1320a-7(b)(8) to participate in any such federal health care program maintained by the Company or any subsidiary and (iv) violate any other applicable federal healthcare law; and the Company and its subsidiaries have structured their respective business practices in a manner reasonably designed to comply in all material respects with the federal and state laws regarding physician ownership of (or financial relationship with), and the referral to entities providing, healthcare related goods or services, and laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods and services, and the Company reasonably believes that it is in material compliance with such laws.

(B) None of the Company, its subsidiaries nor any of their respective officers, directors or stockholders, or, to the knowledge of the Company, any employee or other agent of the Company or any of its subsidiaries, has engaged on behalf of the Company or such subsidiary in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) knowingly and willfully failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid or similar state program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; or (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, any similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties), or (B) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, any similar state program or plan or any third party (where applicable federal or state law prohibits such payments to third parties).

(vv) The accounts receivable of the Company and its subsidiaries have been and will continue to be adjusted to reflect the reimbursement policies of third-party payors such as Medicare and Medicaid. The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third-party payors do not materially exceed amounts the Company and its subsidiaries are entitled to receive.

(ww) Except as would not be expected to have a Company Material Adverse Effect, the Company and its subsidiaries (i) have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and/or that could be materially and adversely affected by the failure of the Company and its subsidiaries to be in compliance with HIPAA as amended by the HITECH Act (“HIPAA, as amended”); (ii) have developed a compliance plan for being in compliance in all material respects with HIPAA, as amended; (iii) have implemented those provisions of such HIPAA compliance plan as are reasonably necessary to promote the Company’s and its subsidiaries’ compliance in all material respects with HIPAA, as amended; (iv) have conducted, to the extent required by law, all electronic transactions in accordance with HIPAA, as amended; and (v) have obtained, to the extent required by law, a valid National Provider Identifier, as defined under HIPAA, as amended. Neither the Company and its subsidiaries, nor to their knowledge any of their employees, is the subject of any civil or criminal penalty, claim, action or proceeding, or any administrative or other regulatory review, survey, or proceeding (other than routine surveys or reviews conducted by any government health plan or other government entity) that could result in any of the foregoing and could reasonably be expected to have a Company Material Adverse Effect on the Company and its subsidiaries in connection with any HIPAA violation by the Company and its subsidiaries.

(xx) The Asset Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, and, to the knowledge of the Company, the Asset Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, in each case except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy. To the knowledge of the Company, no party is in breach of any representation, warranty or covenant except as would not have a material adverse effect on the consummation of the Acquisition. The Company reasonably believes that the conditions to the Acquisition will be consummated on the terms and by the date, and as otherwise contemplated by, the Disclosure Package, the Prospectus and the Acquisition Agreement.

(yy) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure

Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2. Purchase of the Underwritten Securities by the Underwriters.

(a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery of and Payment for the Securities. Delivery of the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) will be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 11:00 a.m., New York City time, on May 4, 2018 or on such later date not more than two Business Days after such date as may be determined by the Representatives and the Company or as provided in Section 8 hereof (the “Closing Date”).

Delivery of the Securities will be made to the Representatives by or on behalf of the Company against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Securities will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives will otherwise instruct. Delivery of the Securities at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 745 Seventh Avenue, New York, New York, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

(a) The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives promptly (A) after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Securities for offering or sale of the Securities in any jurisdiction, (B) of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, (C) of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (D) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission or (E) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; and (iv) will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or any other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) The Company will give the Representatives notice of their intention to prepare any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare and file with the Commission any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representatives, may be necessary or advisable in connection with the offering of the Securities.

(c) The Company will furnish to each of the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d) During the period in which the Prospectus relating to the Securities (or in lieu thereof, the notice referred to in
Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(b) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e) The Company consents to the use of the Registration Statement, the Disclosure Package and the Prospectus in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Underwriters and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g) The Company will, whether or not this Agreement becomes effective or is terminated or the sale of the Securities to the Underwriters is consummated, pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering of closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed or delivered in connection with the offering, issuance, purchase, sale and delivery of the Securities (including any taxes payable in that connection); (iii) the services of the Company’s, Health Net’s and the Seller’s respective independent registered public accounting firms; (iv) the services of the Company’s counsel; (v) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 4(m) hereof and the preparation, printing and distribution of a Blue Sky memorandum (including the reasonable and documented fees and expenses of counsel to the Underwriters); (vi) any filings required to be made with Financial Industry Regulatory Authority, Inc. (“FINRA”) including filing fees (and including the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings); (vii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (viii) any “road show” or other investor presentations relating to the offering of the Securities (including, without limitation, for meetings and reasonable and documented travel expenses); (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (x) the listing of the Stock on the New York Stock Exchange and/or any other exchange; provided, however, that in the case of (v) and (vi), collectively, the Company will pay fees and expenses of counsel for the Underwriters up to an amount not to exceed $40,000. It is understood, however, that, except as provided in this Section 4(g) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Securities made by the Underwriters. If the sale of the Securities provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder.

(h) Until completion of the distribution of the Securities, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(i) The Company will apply the net proceeds from the sale of the Securities as set forth in the most recent Preliminary Prospectus and the Prospectus.

(j) Until 60 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable for, shares Common Stock; or publicly announce an intention to effect any such transaction, provided, however, that the Company may issue and sell Common Stock (i) pursuant to the terms of the Asset Purchase Agreement, (ii) in connection with any settlement or joint venture or acquisition by the Company of the securities, businesses, property or other assets of another person or entity, provided that the value of the shares of common stock the Company may issue or sell or agree to issue or sell shall not exceed $100,000,000 in the aggregate, (iii) in connection with any joint venture or acquisition by the Company of the securities, businesses, property or other assets of another person or entity, provided that (x) the number of shares of common stock the Company may issue or sell or agree to issue or sell shall not in the aggregate exceed 2.50% of the Company’s outstanding shares of common stock on a fully diluted basis after giving effect to the sale of the Securities contemplated by this Agreement and (y) the recipients of any shares of common stock issued or sold shall provide to the Representatives a signed Lock-Up Agreement in the form of Exhibit D hereto and (iii) pursuant to any employee stock option plan, 10b5-1 trading plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date hereof, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Applicable Time.

(k) The Company will pay the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(l) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(m) The Company will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in no event will the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any jurisdiction where it is not now so subject.

(n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, the stabilization or manipulation of the price of the Securities.

5. Free Writing Prospectuses.

(a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to any Issuer Free Writing Prospectus identified on Schedule III hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Securities are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date or any settlement date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of the Underwriters on the basis of or derived from issuer information.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof, the Closing Date and any settlement date (as if made at the Closing Date or any settlement date, as the case may be), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ satisfaction.

(b) No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, the opinion or opinions, addressed to the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit B.

(d) The Representatives shall have received from the Company’s General Counsel the opinion or opinions, addressed to the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit C.

(e) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Securities, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer, the President or any Vice President of the Company and by the Chief Financial Officer or Chief Accounting Officer of the Company to the effect that: (i) there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any Company Material Adverse Effect or to the Company’s knowledge, any Seller Material Adverse Effect; (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with this Agreement and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(g) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of the Company’s subsidiaries or, to the knowledge of the Company, the Seller, shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of the Company’s subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and the Company’s subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

(h) Concurrently with the execution of this Agreement, the Representatives shall have received with respect to each of the Company, Health Net and the Seller from KPMG LLP, the Company’s independent registered public accounting firm, or Deloitte & Touche, LLP, the independent registered public accounting firm of Health Net and the Seller, as applicable, a “comfort” letter (the “initial comfort letters”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission (except in the case of Deloitte & Touche’s comfort letter with respect to the Seller) and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified historical and pro forma financial information of the Company, Health Net and the Purchased Assets, as applicable, is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) The Representatives shall have received a “bring-down comfort” letter with respect to each of the Company, Health Net and the Seller from KPMG LLP, the Company’s independent registered public accounting firm, and Deloitte & Touche, LLP, the independent registered public accounting firm of Health Net and the Seller, as applicable (the “bring-down comfort letters”), addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission (except in the case of Deloitte & Touche’s comfort letter with respect to the Seller), (ii) stating, as of the date of the bring-down comfort letters (or, with respect to matters involving changes or developments since the respective dates as of which specified historical and pro forma financial information of the Company, Health Net and the Purchased Assets, as applicable, is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letters), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letters.

(j) Prior to or on the Closing Date or any settlement date, the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

(k) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company, or any of the Company’s subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Securities or on the terms and in the manner contemplated in the Prospectus.

(m) The New York Stock Exchange shall have approved the Securities for listing, subject only to official notice of issuance.

(n) A letter or letters, substantially in the form of Exhibit D hereto (the “Lock-Up Agreements”) of the listed directors and officers of the Company set forth on Schedule IV, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter and their respective directors, officers, any affiliate of any Underwriter involved on behalf of such Underwriter in the distribution process for the Securities and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter, director, officer, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or (B) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show or issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or such other indemnified person promptly after receipt of invoices from such Underwriter or such other indemnified person for any legal or other expenses as reasonably incurred by such Underwriter or such other indemnified person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly therein (which information is specified in Section 12 hereof). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee, affiliate or controlling person of such Underwriter.

(b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage or liability (or any action in respect thereof) to which the Company, director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Non-Prospectus Road Show, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company or such other indemnified person as the case may be, promptly after receipt of invoices from the Company or such other indemnified person as the case may be, for any legal or other expenses reasonably incurred by the Company or such other indemnified person as the case may be, in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 12 hereof). The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or to any director, officer, employee or controlling person of the Company.

(c) Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the Underwriters will have the right to employ one separate counsel to represent the Underwriters and their directors, officers or controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under Section 7(a) above if (i) the Company and the Underwriters shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their directors, officers, and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of each indemnifying party or if there be a final judgment of the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, will be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company (whether or not the Closing Date occurs), on the one hand, to the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred above in this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e) The obligations of the Company under this Section 7 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the amount of the Securities which it has agreed to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the amount of the Securities set forth opposite the name of each non-defaulting Underwriter in Schedule II hereto bears to the total amount of the Securities less the amount of the Defaulted Securities) the amount of the Defaulted Securities; except that the non-defaulting Underwriters will not be obligated to purchase any of the Securities if the total amount of the Defaulted Securities exceeds 9.09% of the total amount of the Securities, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the amount of the Securities set forth opposite its name in Schedule II hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriter satisfactory to the Representatives who so agrees, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Defaulted Securities. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Defaulted Securities within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for Section 4(g) and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Defaulted Securities of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

9. Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(k) and 6(l) hereof, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(g) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10. Survival of Certain Provisions. The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof will survive the delivery of the Securities to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11. Notices. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, facsimile number (314) 725-5180, Attention: Keith H. Williamson, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036, facsimile number (917) 777-2439, Attention: Laura Kaufmann Belkhayat, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, electronic or facsimile transmission addressed to Barclays Capital Inc., 745 Seventh Avenue, New York, New

York 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, facsimile number (646) 291-1469, Attention: General Counsel, to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no: (212) 214-5918), and to Evercore Group L.L.C. at Evercore Group L.L.C. General Counsel (fax no.: (212) 849-3490) and confirmed to the General Counsel, 55 East 52nd Street, New York, NY 10055, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, electronic or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any party hereto by the Representatives upon request. Any such statements, request, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

12. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters appearing on the cover page of, and the information in the ninth and tenth paragraphs under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 7(a) and 7(b) hereof.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the

Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Independent Underwriter, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors and officers of the Underwriters and the Independent Underwriter and the person or persons, if any, who control any Underwriter or the Independent Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Definition of “Business Day” and “subsidiary”. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and includes both partnerships and corporations.

17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Company and the several Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, CENTENE CORPORATION

By:	/s/ Jeffrey Schwaneke
Name: Jeffrey Schwaneke
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Confirmed and accepted as of the date first above mentioned

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert Jackey
Name: Robert Jackey
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

EVERCORE GROUP L.L.C.

By:	/s/ Jeffrey B. Rosichan
Name: Jeffrey B. Rosichan
Title: Senior Managing Director

As the representatives and on behalf of the several Underwriters named in Schedule II hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated May 1, 2018

Registration Statement No. 333-217636

Representative(s): Barclays Capital Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C.

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Company: 24,185,000

Number of Option Securities: 2,418,500

Price per Share to Public (include accrued dividends, if any): $107.50

Price per Share to the Underwriters – total: $104.49

Closing Date, Time and Location: May 4, 2018 at 11:00 a.m. at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019

SCHEDULE II

Underwriter	Number of Underwritten Securities to be Purchased
Barclays Capital Inc.	4,716,075
Citigroup Global Markets Inc.	8,440,565
Wells Fargo Securities, LLC	3,506,825
Evercore Group L.L.C.	2,902,200
SunTrust Robinson Humphrey, Inc.	1,692,950
BTIG, LLC	967,400
Fifth Third Securities, Inc.	967,400
Regions Securities LLC	967,400
Allen & Company LLC	24,185
Total	24,185,000

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

•	None.

SCHEDULE IV

NEOs

Michael F. Neidorff

Jeffrey A. Schwaneke

Cynthia J. Brinkley

Jesse N. Hunter

Keith H. Williamson

Directors

Orlando Ayala

Jessica L. Blume

Robert K. Ditmore

Frederick H. Eppinger

Richard A. Gephardt

John R. Roberts

David L. Steward

Tommy G. Thompson

EXHIBIT A

SIGNIFICANT SUBSIDIARIES

As used in this Agreement, the “Significant Subsidiaries” of the Company are as follows:

1.	Envolve Pharmacy Solutions, Inc., a Delaware corporation

2.	Health Net, Inc., a Delaware corporation

3.	Health Net Community Solutions, Inc., a California corporation

4.	Health Net Life Insurance Company, a California corporation

EXHIBIT B

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

EXHIBIT C

FORM OF OPINION OF GENERAL COUNSEL

EXHIBIT D

Centene Corporation

Public Offering of Common Stock

[•], 2018

BARCLAYS CAPITAL INC.

745 SEVENTH AVENUE

NEW YORK, NEW YORK 10019

CITIGROUP GLOBAL MARKETS INC.

388 GREENWICH STREET

NEW YORK, NEW YORK 10013

WELLS FARGO SECURITIES, LLC

375 PARK AVENUE

NEW YORK, NEW YORK 10152

EVERCORE GROUP L.L.C.

55 EAST 52ND STREET

NEW YORK, NEW YORK 10055

As Representatives of the several Underwriters,

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Centene Corporation, a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”) with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than: (A) transfers of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock (i) by will or intestacy upon death of the undersigned, (ii) as a bona fide gift or gifts, including to charitable organizations, or (iii) pursuant to a negotiated divorce settlement, (B) sales, transfers, distributions or dispositions of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock to (i) any “immediate family member” (as defined in Rule 16a-1 under the Exchange Act) of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or an immediate family member or immediate family members of the undersigned or to any other entity that is wholly owned by such persons or (ii) any corporation, partnership, limited liability company, investment fund, limited or general partners, member, trustee, beneficiary or other entity, in each case, that is wholly-owned by the undersigned and/or immediate family members of the undersigned, (C) the transfer of shares of Common Stock (i) pursuant to the “cashless” exercise at expiration of options granted pursuant to any employee incentive plan of the Company as in effect on the date hereof or (ii) in respect of tax withholding payments due upon the exercise of options or the vesting of restricted shares or restricted share unit grants pursuant to any employee incentive plan as in effect on the date hereof, provided that any such exercise shall only be with respect to those share options, restricted share units or other equity awards that would otherwise expire during the Lock-Up Period, (D) (i) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; provided, that, for the avoidance of doubt, no sales, transfers or dispositions may be made thereunder during the Lock-Up Period with respect to such newly established Rule 10b5-1 plan, and (ii) transfers of shares of Common Stock made on behalf of the undersigned or any affiliate of the undersigned pursuant to any contract, instruction or plan established in accordance with Rule 10b5-1 under the Exchange Act that was entered into prior to the date hereof, (E) the exercise of warrants or the exercise of options granted pursuant to any employee incentive plan of the Company as in effect on the date hereof, provided, that the shares of Common Stock issued upon such exercise shall be subject to the restrictions in this agreement, [(F) the transfer of shares of Common Stock pursuant to the “cashless” exercise of up to 10,000 options granted pursuant to any employee incentive plan of the Company as in effect on the date hereof]1and provided further that:

•	in the case of clause (A) and (B) each recipient of any shares of Common Stock so sold, transferred, distributed or disposed (and, in the case of a trust, the trustee thereof) shall agree in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration of the Lock-Up Period;

•	in the case of clause (A), (B) and (E), no public announcement or filing reporting a reduction in beneficial ownership of shares of Common Stock shall be made, voluntarily or otherwise, during the Lock-Up Period by or on behalf of the undersigned or such recipient (including, without limitation, pursuant to Section 16(a) of the Exchange Act);

[1]	For the lock-up agreement of John R. Roberts only.

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•	in the case of clause (C)[ and (F)], no public announcement or filing shall be made, voluntarily or otherwise, during the Lock-Up Period by or on behalf of the undersigned, other than filings required under the Exchange Act; provided that the undersigned shall include a statement in any such required filing to the effect that the purpose of such transfer was in connection with a “cashless” exercise or to cover tax withholding obligations of the undersigned in connection with such exercise, as applicable;

•	in the case of clause (D)(i), no public announcement or filing shall be made, voluntarily or otherwise, regarding the establishment of such contract, instruction or plan unless such announcement or filing includes a statement to the effect that such contract, instruction or plan does not provide for any transfers of shares of Common Stock during the Lock-Up Period; and

•	in the case of clause (D)(ii), no public announcement shall be made, voluntarily or otherwise, during the Lock-Up Period, other than filings required under the Exchange Act; provided that the undersigned shall include a statement in any such required filing to the effect that such transfer was made pursuant to a trading plan established to comply with Rule 10b5-1 under the Exchange Act.

The agreement set forth above shall be terminated if (i) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), (ii) the Underwriting Agreement does not become effective by May 31, 2018 or (iii) the Company notifies the Representatives (as defined in the Underwriting Agreement) in writing that it does not intend to proceed with the Offering.

Yours very truly,

By:
Name:
Title:

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